Exhibit 99.1

NovaBay Pharmaceuticals Provides Update on Avenova Sales Growth, Reports Progress with intelli-Case Test Market Launch and Product Pipeline Advancement

Third quarter Avenova sales expected to top $1 million, up about 30% over the second quarter of 2015, with pharmacy-filled prescriptions nearly doubling and direct sales growing by double digit percentages

Increasing the number of Avenova sales representatives to 50 in October, up from 35

NovaClear with intelli-Case on track for test-market campaign launch in early 2016

EMERYVILLE, Calif. – October 8, 2015 - NovaBay® Pharmaceuticals, Inc. (NYSE MKT: NBY), a biopharmaceutical company focusing on commercializing and developing non-antibiotic antimicrobial products for the global eye care market, announces that third quarter sales of the company’s prescription daily lid and lash hygiene product Avenova™ are expected to reach more than $1 million. This will be an approximate 30% increase over the second quarter of 2015, with growth driven by record highs for pharmacy-filled prescriptions and products sold directly by eye care specialists.

Avenova sales continue to grow; expecting widespread adoption and international expansion in 2015-2016

“We are delighted to report what we expect to be our first $1 million-plus quarter in Avenova sales,” said Ron Najafi, Ph.D., NovaBay’s President and CEO. “IMS data show that prescriptions filled at pharmacies nearly doubled, with increases in both first-time patients and refills. The number of Avenova prescriptions filled each week now surpasses the one thousand mark. This is in addition to continued growth from product sales through ophthalmologists and optometrists, which represent the bulk of our revenue from Avenova to date.”

Avenova has the demonstrated ability to manage blepharitis, meibomian gland dysfunction (MGD) and associated dry eye. These conditions cause inflammation, itchiness and other painful symptoms that together afflict approximately 30 million Americans. Avenova is also finding use as a pre-surgical treatment for Lasik and cataracts, for retinal injections and in managing and reducing contact lens intolerance. NovaBay estimates the total U.S. market for Avenova at 41 million patients.

“We are still in the foundational-stage of building our Avenova brand in what is truly a significant market opportunity,” added Dr. Najafi. “Although we are still in the early stages of our launch, we are encouraged by the early returns we see from our sales and marketing strategy.”

NovaBay is capitalizing on product demand by expanding its medical direct sales representatives to 50 in October 2015 up from 35. Each of the company’s representatives has five to 10 years of experience in sales and marketing of ophthalmology and optometry products. The company’s expansion of its medical sales force complements its established U.S. partnerships with Vision Source, ALLDocs, McKesson, Cardinal Health, AmerisourceBergen and Alphaeon in providing greater patient access to Avenova.

NovaBay also provided an update on its intelli-Case for hydrogen peroxide contact lens disinfection.

NovaClear with intelli-Case test market launch expected in late 2015 or early 2016.

“We have made significant progress with our planned test marketing of intelli-Case in the few months since receiving FDA clearance for this product last June,” said Dr. Najafi. “We have combined the intelli-Case device with two hydrogen peroxide bottles into a new consumer-packaged product called NovaClear, which is sufficient for 60 days’ use. We are now set to launch a test market program in select cities in California either late this year or early in 2016.”

intelli-Case is a highly innovative device that is used with hydrogen peroxide, the gold standard contact lens disinfection solution. intelli-Case monitors the neutralization of hydrogen peroxide during the disinfection cycle with sophisticated microprocessor electronics embedded in the cap of what otherwise looks like a standard peroxide lens case. The LED indicators on the lid inform the user if the lenses are safe to insert into the eyes, resulting in a disinfection system that is safe yet simple to use like multipurpose solutions. intelli-Case was recently featured in a news segment by the San Francisco ABC-TV affiliate as a breakthrough contact lens disinfecting solution.

“We believe that intelli-Case is the first ‘smart case’ with the potential to revolutionize contact lens care for the millions of Americans who want to use the best disinfection in an easy-to-use system,” added Dr. Najafi. “Most multi-purpose solutions contain many ingredients such as chlorohexidine and PHMB, which are known allergy-causing agents. Hydrogen peroxide systems are extremely hypoallergenic; however, hydrogen peroxide can irritate the eye if used improperly and thus these systems represent only about 11% of the total contact lens disinfecting market. With intelli-Case, our goal is to take market share from conventional disinfecting systems that use multi-purpose solutions or hydrogen peroxide systems employing high-maintenance ‘dumb cases.’”

NovaBay Hydrogel product for night-time use launch planned for 2016

Subject to FDA clearance, NovaBay expects to launch its Hydrogel product in late 2016. This product, based on NovaBay’s NVC-422 technology, addresses the overnight removal of bacteria and topical relief for patients suffering from blepharitis, MGD and dry eye. The product is currently undergoing testing.

“We are well positioned for continued growth in the eye care market with Avenova and a strong pipeline of eye care products,” added Dr. Najafi. “We continue to look at new products through both in-house development and via acquisitions to further enhance our commercial offerings. We also continue to consider opportunities to monetize non-core assets as we focus our attention and resources on our growing eye care platform.”

NovaBay plans to report third quarter 2015 financial results in mid-November. Management will hold a conference call to discuss financial results and provide a business update following the reporting of financial results.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics

NovaBay Pharmaceuticals is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical eye care market with its two distinct product categories: the NEUTROX™ Family of Products, cleared by the US FDA as a 510(k) medical device; the NEUTROX™ Family of Products includes AVENOVA™ for the eye care market and NEUTROPHASE® for wound care, and CELLERX™ for the cosmetic surgery and aesthetic dermatology  market; and its AGANOCIDE® compounds, led by AURICLOSENE™ which is in development as a new drug in urology and dermatology.

NovaBay has partnerships in the U.S. and around the world with PBE, Inc. (U.S.), IHT, Inc. (U.S.), Galderma (France), Virbac (France), China Pioneer Pharma (China and Southeast Asia), Shin Poong Pharmaceuticals (South Korea), Biopharm (North African and the Middle East), Sarmedic Ltd (Israel), Ophthalmic Instrument Company (New Zealand) and Alpha Pharma LLC (the Ukraine).

In June 2015, NovaBay announced FDA clearance of intelli-Case™, an innovative, easy-to-use device for safely disinfecting soft and rigid gas permeable (RGP) contact lenses with hydrogen peroxide.

Forward-looking Statements

This release contains statements which are, or may be deemed to be, "forward-looking statements" which are prospective in nature. All statements other than statements of historical fact are forward-looking statements. They are based on current expectations and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as "plans", "expects", "is expected", "is subject to", "budget", "scheduled", "estimates", "intends", "anticipates", "believes", "targets", "aims", "projects" or words or terms of similar substance or the negative thereof, as well as variations of such words and phrases or statements that certain actions, events or results "may", "could", "should", "would", "might" or "will" be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Forward-looking statements include, but are not limited to, statements relating to the following: (i) our financial or operational results, future expenditures, expenses, revenues, earnings, losses and future prospects; and (ii) business and management strategies.  Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors may cause the actual results, performance or achievements of NovaBay to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Other risk factors are described in NovaBay's securities filings, including in NovaBay's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, and any subsequent reports on Forms 10-K, 10-Q and 8-K, which are or will be available at: http://www.sec.gov/cgi-bin/browse-edgar?company=novabay&owner=exclude&action=getcompany These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though NovaBay and its associates, directors, officers and advisers do not provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this release will actually occur. NovaBay undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws.

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NovaBay Contacts

From the Company	Investor Contact
Thomas J. Paulson	LHA
Chief Financial Officer	Jody Cain
510-899-8809	310-691-7100
Contact Tom	Jcain@lhai.com

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